                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement                          [ ]      Confidential, for Use of the
[X]      Definitive Proxy Statement                                    Commission Only (as permitted
[ ]      Definitive Additional Materials                               by Rule 14a-6(e)(2))
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMERICAN INDUSTRIAL PROPERTIES REIT
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------------------------
         (3)      Per unit price or other underlying value of transaction computed pursuant to
                  Exchange Act Rule 0-11 (set forth the amount on which the
                  filing fee is calculated and state how it was determined):

         --------------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------------------------
         (5)      Total fee paid:

         --------------------------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

         --------------------------------------------------------------------------------------
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         --------------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------------------------
         (3)      Filing Party:

         --------------------------------------------------------------------------------------
         (4)      Date Filed:

         --------------------------------------------------------------------------------------

                       AMERICAN INDUSTRIAL PROPERTIES REIT

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 8, 1999

                                 ---------------

TO THE SHAREHOLDERS OF AMERICAN INDUSTRIAL PROPERTIES REIT:

         You are cordially invited to attend the annual meeting of shareholders of American Industrial Properties REIT to be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, on December 8, 1999, at 9:00 a.m. Dallas time for the following purposes:

         1. To elect 11 trust managers.

         2. To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1999.

         3. To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

         Only holders of record of our common shares of beneficial interest on November 1, 1999 will be entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments thereof.

         A copy of the proxy statement relating to the annual meeting accompanies this notice of annual meeting of shareholders. You are urged to read the proxy statement in its entirety.

                             YOUR VOTE IS IMPORTANT

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF COMMON SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, YOU MAY ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Trust Managers




                                        Marc A. Simpson
                                        Secretary and Chief Financial Officer


November 1, 1999

                       AMERICAN INDUSTRIAL PROPERTIES REIT
                              6210 N. BELTLINE ROAD
                                    SUITE 170
                               IRVING, TEXAS 75063
                                 (972) 756-6000

                                  ------------

                                 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------


         This proxy statement is furnished in connection with the solicitation of proxies by our trust managers for use at the annual meeting of shareholders to be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, at 9:00 a.m. Dallas time on December 8, 1999. Accompanying this proxy statement is the proxy for the annual meeting, which you may use to indicate your vote as to each of the proposals described in this proxy statement. This proxy statement and the accompanying proxy are first being mailed to you on or about November 5, 1999. The annual report outlining our operations for the year ended December 31, 1998 was mailed to you on or about May 13, 1999.

         The close of business on November 1, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date, we had outstanding 20,903,212 common shares of beneficial interest, $0.10 par value, our only outstanding security.

         At the annual meeting, action will be taken to: (1) elect 11 trust managers to hold office until their successors, if any, are duly elected and qualified at the next annual meeting of shareholders; (2) ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 1999; and (3) transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

         You are entitled to cast one vote for each common share you held on the record date on all matters to be considered at the annual meeting. Cumulative voting for the election of trust managers is not authorized by our Third Amended and Restated Declaration of Trust.

         You are urged to sign the accompanying proxy, and after reviewing the information contained in this proxy statement, to return the proxy in the envelope enclosed for that purpose. Valid proxies will be voted at the annual meeting and at any adjournments thereof in the manner specified by you in the proxy. If you give the proxies no direction, but you validly execute the proxy, your proxy will be voted FOR proposals one and two. In their discretion, the persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting.

         You may revoke your proxy at any time before it is voted either by filing with our corporate secretary at our principal executive office a written notice of revocation, by submitting a duly executed proxy bearing a later date, or by attending the annual meeting and expressing a desire to vote your common shares in person.

         The holders of a majority of the common shares issued and outstanding and entitled to vote, present in person or represented by proxy (10,451,607 common shares), shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time without notice, other than announcement at the annual meeting, until a quorum is present. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

         Abstentions and broker non-votes will be included in the determination of the number of common shares present at the annual meeting for quorum purposes. However, abstentions and broker non-votes will not be treated as entitled to vote. Broker non-votes occur when a nominee holding common shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.

         The expense of preparing, printing and mailing proxy materials to you will be paid by us. Proxies may also be solicited personally or by telephone by our officers and employees, none of whom will receive additional compensation for those services. In addition to mailing this material to shareholders, we have asked banks and brokers to forward copies to persons for whom they hold shares and to request authority for execution of the proxies. We will reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding the materials.

         Our principal executive offices are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063.

                                  PROPOSAL ONE
                           ELECTION OF TRUST MANAGERS

         The number of trust managers to be elected at the annual meeting is 11. The election of trust managers requires the affirmative vote of a majority of the outstanding common shares represented in person or by proxy at the annual meeting (10,451,607 common shares). The term of each person elected as a trust manager will continue until his successor is duly elected and qualified. Unless such authority is withheld, it is the intention of the proxies to vote such proxy FOR the election of the 11 nominees. All nominees currently serve as trust managers. Any current trust manager not receiving the affirmative vote of a majority of the outstanding common shares shall nevertheless remain a trust manager unless another proper nominee receives the requisite vote. The following table sets forth the name, age and year of election to the board of trust managers of each person who is a nominee for trust manager.


                 NAME                 AGE      TRUST MANAGER SINCE
                 ----                 ---      -------------------

            Scott A. Wolstein          47          July 1998

            Albert T. Adams            48          July 1998

            William H. Bricker         67          September 1985

            T. Patrick Duncan          50          December 1996

            Robert H. Gidel            47          July 1998

            Robert E. Giles            51          March 1996

            Edward B. Kelley           58          December 1996

            Stanley J. Kraska, Jr.     39          July 1997

            J. Timothy Morris          33          January 1999

            James A. Schoff            53          July 1998

            Charles W. Wolcott         46          August 1993


         The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to us by each such nominee.

         Scott A. Wolstein was appointed as a trust manager and as chairman of the board of trust managers on July 30, 1998. Mr. Wolstein became chairman of Developers Diversified Realty Corporation, commonly known as DDR, in February 1997, and has served as president and chief executive officer of DDR since its organization in 1992 and its February 1993 initial public offering Mr. Wolstein was a principal and executive officer of DDR's predecessors prior to 1993. Mr. Wolstein is a graduate of the Wharton School at the University of Pennsylvania and of the University of Michigan Law School. Following his graduation from the University of Michigan Law School, Mr. Wolstein was associated with the Cleveland law firm of Thompson, Hine & Flory. He is currently a member of the board of trustees of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers and serves as the general co-chairman of the Cleveland Campaign for the State of Israel Bonds. He is also a member of the Young Presidents Organization, The Urban Land Institute, the Real Estate Roundtable and the Wharton Real Estate Center.

         Albert T. Adams was appointed as a trust manager on July 30, 1998. Mr. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the board of trustees of the Greater Cleveland Roundtable and of the Western Reserve Historical Society and is a vice president of the Harvard Business School Club of Northeastern Ohio. Mr. Adams also serves as a director of DDR, Associated Estates Realty Corporation, Boykin Lodging Company, Captec Net Lease Realty, Inc. and Dairy Mart Convenience Stores, Inc.

         William H. Bricker has served as a trust manager since September 1985. Mr. Bricker has served as president of DS Energy Services Incorporated and has consulted in the energy field and on international trade since 1987. In May 1987, Mr. Bricker retired as the chairman and chief executive officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May 1987. Mr. Bricker is a director of the LTV Corporation, the Eltech Systems Corporation and the National Paralysis Foundation. He received his Bachelor of Science and Master of Science degrees from Michigan State University.

         T. Patrick Duncan has served as a trust manager since December 1996, when he was appointed as a trust manager at the request of USAA Real Estate Company, commonly known as Realco, pursuant to the Share Purchase Agreement between the Trust and Realco dated as of December 13, 1996. Mr. Duncan joined Realco in November 1986 as chief financial officer. With over 24 years of experience, Mr. Duncan serves as senior vice president of real estate operations of Realco with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies. Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a certified public accountant, certified commercial investment manager, and holds a Texas real estate broker's license. Mr. Duncan is also a member of the board of directors of USAA Equity Advisors, Inc.

         Robert H. Gidel was appointed as a trust manager on July 30, 1998. Mr. Gidel is the managing partner of Liberty Partners, LP, an investment partnership formed to purchase securities interests in private and public real estate companies. From 1997 through 1998, he was President and Chief Executive Officer of Meridian Point VIII (AMEX:MPH), an industrial REIT based in San Francisco. Prior to Meridian, he was President and Chief Operating Officer of Paragon Group (NYSE:PAO), a multi-family REIT based in Dallas, Texas, from 1995 through 1997. During 1993 through 1995, he was President ant Chief Executive Officer of Brazos Partners based in Dallas, Texas. Prior to this, Mr. Gidel was a managing director and member of the board of directors of Alex. Brown Kleinwort Benson Realty Advisors, a real estate investment management firm formed in 1990 as a result of the merger of Alex. Brown Realty Advisors (commonly known as ABRA) and Financial Investment Advisors. Mr. Gidel had been president of ABRA since 1986. From 1981 through 1985, Mr. Gidel served in a wide range of positions at Heller Financial and its subsidiary, Abacus Real Estate Finance. He is a graduate of the University of Florida's Warrington College of Business with a major in real estate. Mr. Gidel is currently the chairman of the Real Estate Advisory Board at the Warrington College of Business and a Hoyt Fellow at the Homer Hoyt Institute.

         Robert E. Giles has served as a trust manager since March 1996. Mr. Giles is currently the owner and president of Robert E. Giles Interests, Inc., a real estate consulting and development firm based in Houston, Texas. Mr. Giles also serves as president of Title Network, Ltd., a national title insurance agency. Mr. Giles was a vice president with the J.E. Robert Companies, Inc. from 1994 to 1995. From 1990 to 1994, Mr. Giles was president and a director of National Loan Bank, a publicly-held company created through the merger of Chemical Bank and Texas Commerce Bank. Mr. Giles received his Bachelor of Arts degree from the University of Texas at Austin in 1970 and received a Master of Arts degree from University of Texas at Arlington in 1973.

         Edward B. Kelley has served as a trust manager since December 1996. Mr. Kelley is president of Realco. He joined Realco in April 1989 as executive vice president and chief operating officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in

1964 and a Masters in Business Administration from Southern Methodist University in 1967, and is a member of the Appraisal Institute. Mr. Kelley is a member of the board of directors of USAA Equity Advisors, Inc.

         Stanley J. Kraska, Jr. has served as a trust manager since July 1997,when he was appointed as a trust manager at the request of ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Capital Management, Inc. pursuant to the terms of the common share purchase agreements between us and ABKB (as agent for the benefit of a particular client) dated as of July 3, 1997. Mr. Kraska has been employed by ABKB or its affiliates since February 1988. He currently serves as managing director, with responsibility for private placement investment. Mr. Kraska graduated from Dartmouth College in 1982 with a Bachelor of Arts degree and received a Master of Business Administration degree from Harvard University in 1986.

         J. Timothy Morris has served as a trust manager since January 15, 1999. Mr. Morris is a principal at Morgan Stanley Dean Witter and head of Morgan Stanley's Real Estate Special Situations Program. Mr. Morris has over 11 years experience at Morgan Stanley in the investment banking and direct investment areas. Prior to heading up the Special Situations initiative, Mr. Morris spent five years in Hong Kong leading Morgan Stanley's real estate business for Asia. Mr. Morris currently serves on the board of Grove Property Trust, as well as on the boards of two private REITs. He is a graduate of Indiana University and holds a Bachelors degree in Finance.

         James A. Schoff was appointed as a trust manager on July 30, 1998. Mr. Schoff is vice chairman of the board and chief investment officer of DDR. Prior to this promotion, Mr. Schoff served as DDR's executive vice president and chief operating officer from the time of DDR's initial public offering, and he was a principal and executive officer of DDR's predecessors. Mr. Schoff is a graduate of Hamilton College and Cornell University Law School. Mr. Schoff practiced law with the firm of Thompson, Hine and Flory where he specialized in the acquisition and syndication of real estate properties. Mr. Schoff currently serves as a member of the executive committee and board of trustees of the Western Reserve Historical Society and the National Committee for Community and Justice.

         Charles W. Wolcott currently serves as trust manager, president and chief executive officer. Mr. Wolcott was hired as the president and chief executive officer in May 1993 and has served as a trust manager since August 1993. Mr. Wolcott was president and chief executive officer for Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammell Crow Company, from 1990 to 1992. He served as our vice president and chief financial and operating officer from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was president of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties. Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Master of Business Administration degree from Harvard University in 1977.

         We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a trust manager, and if the trust managers designate a substitute nominee, the proxies will vote for the substitute nominee designated by the trust managers, unless a contrary instruction is given in the proxy. The trust managers did not appoint a nominating committee to nominate trust managers for election. No family relationship exists among any of the trust managers or executive officers of the trust.

         Pursuant to the purchase agreement by and between us and DDR dated as of July 30, 1998, as amended, Scott A. Wolstein, Robert H. Gidel, Albert T. Adams and James A. Schoff, each of whom is a DDR designee, have been appointed to our board of trust managers and Mr. Wolstein was elected chairman of the board.

         The purchase agreement with DDR further provides that at any of our meetings held to elect trust managers, DDR will be entitled to nominate four trust managers, including the chairman of the board. This right will continue, based on DDR's ownership, as follows: (1) so long as DDR holds a number of common shares that is equal to or greater than 75% of the number of common shares purchased by DDR under the agreement, DDR will be entitled to nominate four trust managers, including the chairman of the board; (2) so long as DDR holds less than 75%, but equal to or greater than 50%, of the number of purchased shares, DDR will be entitled to nominate three trust managers, including the chairman; (3) so long as DDR holds less than 50%, but equal to or greater than 25%, of the number of purchased shares, DDR will be entitled to nominate two trust managers; and (4) if DDR holds a number of common shares that is less than 25% of the number of purchased shares, then DDR's right to nominate trust managers will terminate. The purchase agreement also provides that if the board establishes committees, to the extent not precluded by the New York Stock Exchange, DDR's nominees will have the right to serve on each such committee in the same ratio as DDR's nominees represent of the entire board.

         The purchase agreement also provides that so long as DDR owns a number of common shares that is more than 10%, but less than 25%, of the number of purchased shares, in addition to the rights described in the preceding paragraph, DDR will have the right to have a representative attend all of our regular and special board meetings and those of our subsidiaries and any committees thereof. This right includes the right to receive the same notice and materials provided to members of such boards and each committee thereof.

         Pursuant to the terms of the agreement by and among us, USAA, ABKB, LaSalle Advisors and Morgan Stanley affiliates dated January 29, 1998, we must nominate for election or re-election as trust manager at each annual meeting of shareholders one nominee of the Morgan Stanley affiliate and one nominee of ABKB, as agent and for the benefit of particular clients. We have no further obligation to nominate their nominees at the time their holdings fall below 5% of our issued and outstanding shares. Upon determining that a party has fallen below the threshold, we may require such party's nominee to immediately resign or to not seek election at the next annual meeting of shareholders. Pursuant to the terms of the Realco share purchase agreement, Realco retains the right to nominate an additional two trust managers to the board of trust managers. Pursuant to the terms of the common share purchase agreement dated as of January 29, 1998 between us and Praedium II Industrial Associates LLC, Praedium obtained full observation rights with respect to our board of trust managers, including the right to obtain full and timely notice of all meetings of the board of trust managers and of each of its committees, to obtain copies of all written and other materials given to the board and to designate a person to attend in person or by telephone all meetings of the board or its committees. Praedium's observation rights terminate upon the occurrence of our annual meeting on December 8, 1999.

         Eighteen regular or special trust manager meetings were held during the fiscal year ended December 31, 1998. Edward B. Kelley attended fewer than 75% of the aggregate of the total number of meetings of the board of trust managers and the total number of meetings held by all trust manager committees on which he served.

                                   MANAGEMENT
EXECUTIVE OFFICERS

         Set forth below is information regarding the names and ages of our executive officers, all positions held with us by each individual, and a description of the business experience of each individual for at least the past five years.


                  NAME                    AGE                              TITLE
                  ----                    ---                              -----
           Charles W. Wolcott              46                Trust Manager, President and Chief
                                                             Executive Officer

           Lewis D. Friedland              40                Executive Vice President and Chief
                                                             Operating Officer

           Marc A. Simpson                 45                Senior Vice President and Chief
                                                             Financial Officer, Secretary and
                                                             Treasurer

           David B. Warner                 41                Senior Vice President-Real Estate
                                                             Operations

         Information regarding the business experience of Mr. Wolcott is provided under "Proposal One -- Election of Trust Managers" on page 4.

         Lewis D. Friedland currently serves as executive vice president and chief operating officer. He was hired as our vice president and chief investment officer in 1997. Prior to joining us, Mr. Friedland was a founding partner of Crimson Partners, an investment firm formed in 1992 that engaged in the acquisition and development of real estate assets. Prior to founding that firm, he was a division partner and managing director of Trammell Crow Company where he was responsible for that firm's development, leasing and property management activities in Richmond, Virginia. Mr. Friedland graduated from the Wharton School of the University of Pennsylvania in 1981 with a Bachelor of Science degree in Economics and received a Master of Business Administration degree from Harvard University in 1985.

         Marc A. Simpson currently serves as senior vice president and chief financial officer, secretary and treasurer. Mr. Simpson was hired as the vice president and chief financial officer, secretary and treasurer in March 1994. From November 1989 through March 1994, Mr. Simpson was a manager in the financial advisory services group of Coopers & Lybrand L.L.P. Prior to that time, he served as controller of Pacific Realty Corporation, a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration from Midwestern State University in 1978, and received a Master of Business Administration from Southern Methodist University in 1990.

         David B. Warner currently serves as senior vice president-real estate operations. Mr. Warner was hired as vice president and chief operating officer in May 1993. From 1989 through the date he accepted a position with us, Mr. Warner was a director of the equity investment group for the Prudential Realty Group. From 1985 to 1989, he served in the real estate banking group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a degree in Finance and received a Master of Business Administration from the same university in 1984.

COMMITTEES OF THE TRUST MANAGERS

         AUDIT COMMITTEE. The audit committee met two times during the 1998 fiscal year. The audit committee reviews and approves the scope and results of any outside audit of the trust, and the fees concerning such audit, and makes recommendations to the trust managers or management concerning auditing and accounting matters and the efficacy of the trust's internal control systems. The audit committee selects our independent auditors subject to shareholder ratification. During the 1998 fiscal year, Messrs. Bricker, Kelley and Giles served on the audit committee. Current members of the audit committee are Messrs. Bricker, Kelley, Giles and Schoff.

         COMPENSATION COMMITTEE. The compensation committee met three times during the 1998 fiscal year. The compensation committee recommends to the board guidelines for compensation and benefits of our executive officers based upon achievement of objectives and other factors. The compensation committee is also responsible for acting upon all matters concerning, and exercising such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. During the 1998 fiscal year, Messrs. Bricker, Duncan and Giles served on the compensation committee. Current members of the compensation committee are Messrs. Bricker, Duncan, Giles and Gidel.

         INVESTMENT COMMITTEE. The investment committee met three times during 1998 prior to being dissolved on July 29, 1998. The investment committee reviewed potential real property acquisitions and made recommendations to the board of trust managers. During the 1998 fiscal year, Messrs. Duncan, Giles, Kraska and Wolcott served on the investment committee.

         EXECUTIVE COMMITTEE. The executive committee was formed on July 29, 1998 and has the power to authorize acquisitions and dispositions not to exceed $50 million and to bind us to capital raising transactions not to exceed $100 million. The executive committee met seven times during 1998. During the 1998 fiscal year, Messrs. Wolstein, Gidel, Duncan and Wolcott served on the executive committee. Current members of the executive committee are Messrs. Wolstein, Gidel, Duncan, Morris and Wolcott.

ELECTION OF TRUST MANAGERS AND EXECUTIVE OFFICERS

         Trust managers are elected at each of our annual meetings of shareholders and remain in office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Executive officers serve at the discretion of the trust managers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the compensation committee for fiscal 1998 were Messrs. Bricker, Duncan and Giles. None of our executive officers served as a member of the compensation committee or as a director of any other entity, one of whose executive officers served on our compensation committee or as one of our trust managers.

EXECUTIVE AND TRUST MANAGER COMPENSATION


         The following table summarizes the compensation paid to our executive officers for the three years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                    ANNUAL COMPENSATION                           COMPENSATION
                                                    -------------------                           ------------


                                                                                                    SECURITIES
NAME AND                                                                          ALL OTHER         UNDERLYING
PRINCIPAL POSITION                YEAR             SALARY           BONUS        COMPENSATION         OPTIONS
------------------                ----             ------           -----        ------------       ----------
Charles W. Wolcott                1998             $223,750      $152,375 (1)     $1,120,630 (4)      250,000
      President and CEO           1997              202,500       153,750 (2)          8,071 (5)       50,000
                                  1996              195,000       100,000 (3)          8,039 (6)           --

Lewis D. Friedland                1998              178,750       122,563 (1)        816,680 (7)      135,000
      Executive Vice              1997              102,462        72,000 (2)          5,168 (5)       35,000
      President and COO           1996                   --            --                 --               --

Marc A. Simpson                   1998              135,000        66,150 (1)        542,305 (8)       70,000
      Senior Vice President       1997              117,500        72,000 (2)          8,071 (5)       20,000
      CFO, Secretary              1996              110,000        55,000 (3)          8,039 (6)           --
      and Treasurer


David B. Warner                   1998              131,250        63,788 (1)        525,430 (9)       70,000
      Senior Vice                 1997              117,500        72,000 (2)          8,071 (5)       20,000
      President - Real            1996              110,000        55,000 (3)          8,039 (6)           --
      Estate Operations



--------------
(1)  Represents bonus payments for 1998 paid in January 1999.

(2)  Represents bonus payments for 1997 paid in January 1998.

(3)  Represents bonus payments for 1996 paid in January 1997.

(4) Includes a change of control payment of $862,500, payments made under dividend equivalent rights granted in April 1998 of $116,000, vesting of restricted shares valued at $135,100 pursuant to change of control payments and contribution to the retirement and profit sharing plan in January 1999 of $7,030.

(5) Represents our contribution to the retirement and profit sharing plan in January 1998.

(6) Represents our contribution to the retirement and profit sharing plan in January 1997.

(7) Includes a change of control payment of $693,750, payments made under dividend equivalent rights granted in April 1998 of $58,000, vesting of restricted shares valued at $57,900 pursuant to change of control payments and contribution to retirement and profit sharing plan of $7,030.

(8) Includes a change of control payment of $472,500, payments made under dividend equivalent rights granted in April 1998 of $29,000, vesting of restricted shares valued at $33,775 pursuant to change of control provisions and contribution to retirement and profit sharing plan of $7,030.

(9) Includes a change of control payment of $455,625, payments made under dividend equivalent rights granted in April 1998 of $29,000, vesting of restricted shares valued at $33,775 pursuant to change of control and contribution to retirement and profit sharing plan of $7,030.

     In fiscal year 1998, the trust paid an annual retainer of $25,000 to non-employee trust managers plus $1,000 for each trust manager meeting attended in person, $500 for each trust manager meeting attended via teleconference, $500 for each committee meeting attended in person and $250 for each committee meeting attended via teleconference. Additionally, the trust managers are reimbursed for their expenses incurred in connection with their duties as trust managers. Each non-employee trust manager has the right to receive his annual retainer in cash and/or shares. In addition to the annual retainer, Mr. Bricker earned $14,750, Mr. Giles earned $13,750, Mr. Kelley earned $7,500, Mr. Duncan earned $12,750, Mr. Kraska earned $11,250, Mr. Wolstein earned $2,250, Mr. Schoff earned $1,500, Mr. Gidel earned $2,250 and Mr. Adams earned $1,500 in 1998 for attendance at board and committees meetings. In December 1998, we adopted a deferred compensation plan for non-employee trust managers which will give the trust managers the option to defer receipt of fees. Such deferred fees are credited to a deferral account in units representing common shares. The value of the units is increased or decreased measured by the market value of our common shares.

OPTION GRANTS

     The following table sets forth the share option grants made in the 1998 fiscal year to each of our executive officers. The table also sets forth the hypothetical gains that would exist for the options at the end of their four-year terms after vesting, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of our common shares. All option exercise prices are based on a price higher than the market price on the grant date.

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF SHARE
                               NUMBER OF       % OF TOTAL                                      PRICE APPRECIATION AT END OF
                                SHARES           OPTIONS                                                  TEN YEAR
                              UNDERLYING       GRANTED TO       EXERCISE                               OPTION TERMS (1)
                                OPTIONS       EMPLOYEES IN        PRICE       EXPIRATION       -----------------------------
NAME                          GRANTED (2)      FISCAL 1998      PER SHARE        DATE               5%               10%
----                          -----------     ------------      ---------     ----------       -----------       -----------
Charles W. Wolcott              200,000            43%           $13.625       04/01/08         $1,673,015       $4,278,105
Lewis D. Friedland              100,000            22%            13.625       04/01/08            836,508        2,139,052
Marc A. Simpson                  50,000            11%            13.625       04/01/08            418,254        1,069,526
David B. Warner                  50,000            11%            13.625       04/01/08            418,254        1,069,526

----------------

(1) "Potential Realizable Value" is disclosed in response to SEC rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of our shares or of the share price.

(2) Share option grants vest in equal increments on their date of grant and on each of the first four anniversaries of their date of grant. As a result of a change in control resulting from DDR's investment, all options became vested on December 10, 1998.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1998 held by our executive officers. No options were exercised in the 1998 fiscal year by any of our executive officers.

            AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998
                             YEAR-END OPTION VALUES


                                                     NUMBER OF SHARES UNDERLYING UNEXERCISED OPTIONS AT
                                                                    FISCAL 1998 YEAR-END
                                                     --------------------------------------------------

NAME                                                 EXERCISABLE                          UNEXERCISABLE
----                                                 -----------                          -------------

Charles W. Wolcott                                     250,000                                  0
Lewis D. Friedland                                     135,000                                  0
Marc A. Simpson                                         70,000                                  0
David B. Warner                                         70,000                                  0

      In April 1998, we entered into severance and change in control agreements with each of Messrs. Wolcott, Simpson, Friedland and Warner. The agreements are effective for a term of five years, followed by one year automatic renewals unless either party gives 180 days advance notice of its intent not to renew. The agreements generally provide that if a change in control occurs, the employee will be entitled to receive an amount equal to 2.5 times the employee's annual base salary, continuation of health and welfare benefits for up to one year and 2.5 times the employee's target bonus for the year in which the change in control occurs. Each of our executives received change in control payments in connection with DDR's investment. The board is currently contemplating making revisions in these agreements.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      Compensation for our executive officers is administered under the direction of the compensation committee with all recommendations of the compensation committee being subject to approval by the board of trust managers. The following is the compensation committee's report, on 1998 compensation practices for the executive officers of the Trust. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

      BASE SALARY. The compensation committee recommends base salaries for executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other real estate investment trusts, to historical levels of salary paid by the trust, and to recommendations of independent compensation consultants to us. Salary adjustments are based on a periodic evaluation of the performance of the trust and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace. Mr. Wolcott, who has served as president and chief executive officer since the commencement of his employment in May 1993, received a base salary of $223,750 for the 1998 fiscal year. Mr. Warner, who currently serves as senior vice president-real estate operations, received a base salary of $131,250 for the 1998 fiscal year. Mr. Simpson, who currently serves as senior vice president, chief financial officer, secretary and treasurer, received a base salary of $135,000 for the 1998 fiscal year. Mr. Friedland, who currently serves as executive vice president and chief operating officer, received a base salary of $178,250 for the 1998 fiscal year. The compensation committee was advised by a compensation consultant from Deloitte & Touche LLP that our base compensation levels for the 1998 fiscal year were below the REIT industry as a whole, which was consistent with our desire to focus on the incentive portion of compensation.

      PERFORMANCE-BASED BONUS PLAN. Each year, in order to encourage the accomplishment of our short-term goals, the compensation committee reviews and recommends a performance-based bonus plan for executive officers. During the 1998 fiscal year, performance goals were established related to capital committed and share price appreciation, in addition to discretionary amounts. During the 1998 fiscal year, executive officers were eligible to receive the following bonus amounts (on base salary) based upon achievement of performance goals:

                                      Wolcott/Friedland             Simpson/Warner
                                      -----------------             --------------
Capital Committed                            35%                        24.5%
FFO/Share                                    35%                        24.5%
Discretionary                                30%                        21.0%

With respect to the 1998 fiscal year, the compensation committee recommended, and the board of trust managers approved, a $152,375 bonus for Mr. Wolcott, a $122,563 bonus for Mr. Friedland, a $66,150 bonus for Mr. Simpson and a $63,788 bonus for Mr. Warner.

      OTHER COMPENSATION. Other compensation payable to the executive officers includes contributions to the employee retirement and profit sharing plan and insurance premiums paid under our medical, dental, life and long-term disability plans.

                                                  1998 Compensation Committee,

                                                  William H. Bricker
                                                  Robert E. Giles
                                                  T. Patrick Duncan



                                PERFORMANCE GRAPH

      The rules and regulations of the SEC require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us. The chart below compares the performance of our common shares with the performance of the RUSSELL 2000 Index and the NAREIT Equity REIT Index. The comparison assumes $100 was invested on December 31, 1993 in our common shares and in each of the foregoing indices and assumes reinvestment of dividends.


                                                                                                   NAREIT
                                                                                                 EQUITY REIT
                                          AIP                   RUSSELL 2000 INDEX                  INDEX
                                          ---                   ------------------               -----------

             12-31-93                    100.00                         100.00                      100.00
             12-31-94                     61.11                          98.18                      103.17
             12-31-95                     90.56                         126.10                      118.92
             12-31-96                    104.06                         146.90                      160.86
             12-31-97                    126.02                         179.75                      193.45
             12-31-98                    115.35                         175.18                      159.59

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of common shares by (1) each trust manager, (2) our chief executive officer and each executive officer, (3) all trust managers and executive officers as a group, and (4) to our knowledge, by any person owning beneficially more than 5% of our outstanding common shares, in each case at October 1, 1999. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all common shares as beneficially owned by such person.

                                                      AMOUNT AND NATURE                 PERCENTAGE
BENEFICIAL OWNER                                  OF BENEFICIAL OWNERSHIP                OF CLASS
----------------                                  -----------------------               ----------

Albert T. Adams                                            1,000(1)                          *

William H. Bricker                                         4,000(2)                          *

T. Patrick Duncan                                          1,200                             *

Robert H. Gidel                                            2,030(1)                          *

Robert E. Giles                                            7,012(2)                          *

Edward B. Kelley                                           2,000                             *

Stanley J. Kraska, Jr                                      4,000(2)                          *

J. Timothy Morris                                              0                             *

James A. Schoff                                            1,000(1)                          *

Charles W. Wolcott                                       336,000(3)                        1.56%

Scott A. Wolstein                                          1,006(1)(9)                       *

Lewis D. Friedland                                       158,383(4)                          *

Marc A. Simpson                                           90,650(5)                          *

David B. Warner                                           79,900(5)                          *

USAA Real Estate Company                               1,680,086(6)                        7.80%
9830 Colonnade Boulevard, Suite 600
San Antonio, Texas 78230-2239

Morgan Stanley, Dean Witter, Discover & Co.
The Morgan Stanley Real Estate Special Situations
   Fund II, L.P.
Morgan Stanley Asset Management Inc.                   1,999,653(7)                        9.29%
1585 Broadway
New York, New York 10036

ABKB/LaSalle Securities Limited Partnership
   and LaSalle Advisors Limited Partnership            1,502,578(8)                        6.98%
100 East Pratt Street
Baltimore, MD 21202

Scott A. Wolstein and Developers Diversified           9,756,656(9)                       45.30%
   Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

All trust managers and executive officers as a           684,180(1)(2)(3)(4)(5             3.17%
  group (11 persons)

--------------
 * Ownership is less than 1% of outstanding common shares.
(1)  Includes vested options to purchase 1,000 common shares.
(2)  Includes vested options to purchase 4,000 common shares.
(3)  Includes vested options to purchase 250,000 common shares.
(4)  Includes vested options to purchase 135,000 common shares.
(5)  Includes vested options to purchase 70,000 common shares.
(6) Based upon Amendment No. 4 to Schedule 13D filed jointly by United Services Automobile Association, USAA Capital Corporation, and Realco on August 6, 1998. USAA is the sole stockholder of USAA CC and USAA CC is the sole stockholder of Realco. Based upon these relationships, USAA, USAA CC, and Realco have shared voting and dispositive power over 1,680,086 common shares.
(7) Based upon Amendment No. 1 to Schedule 13D filed jointly by Morgan Stanley, MSAM and Morgan Stanley Real Estate Special Situations Fund II, L.P. on March 17, 1998, Morgan Stanley has sole voting and dispositive power over 120,231 common shares and shared voting and dispositive power over 1,879,422 common shares held by the investors for whom MSAM acts as an investment advisor. Pursuant to separate investment management agreements between MSAM and MSRE, MSAM has been granted voting and dispositive power with respect to the common shares held by MSRE. MSAM has shared voting and dispositive power over 1,879,422 common shares held by the MSAM purchasers and the Morgan Stanley Real Estate Special Situations Fund II, L.P. has shared voting and dispositive power over 652,415 of such common shares. Pursuant to separate investment management agreements between MSAM and the MSAM purchasers, MSAM has been granted voting and dispositive power with respect to the common shares held by each of the MSAM purchasers.
(8) Based upon Amendment No. 2 to Schedule 13D filed jointly by ABKB and LaSalle Advisors on February 10, 1998, (A) ABKB has sole voting and dispositive power over 480,213 common shares and shared voting and dispositive power with respect to 480,212 common shares; and (B) LaSalle Advisors has shared dispositive power with respect to 542,153 common shares.
(9)  Based upon Amendment No. 6 to Schedule 13D filed jointly by DDR and Scott
     A. Wolstein on August 26, 1999, DDR has sole voting and dispositive power over 9,756,656 common shares and Mr. Wolstein has sole voting and dispositive power over six common shares. Mr. Wolstein, as chairman of the board, president and chief executive officer of DDR, may be deemed to beneficially own all shares held by DDR.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Based solely upon a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us with respect to the 1998 fiscal year or written representations from certain reporting persons that no forms were required, no person failed to disclose on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act.

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

      You are asked to ratify the appointment by the trust managers of Ernst & Young LLP as the trust's independent auditors for the fiscal year ending December 31, 1999. The selection was based upon the recommendation of the audit committee.

      Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions from you and to make a statement if they desire.

SHAREHOLDER VOTE

     The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote at the annual meeting is required to adopt this proposal. The trust managers have unanimously approved the proposal, subject to your approval. DDR, Realco, MSAM, ABKB, LaSalle Advisors, Praedium and management of the trust have advised the trust that they intend to vote their collective 15,784,582 common shares (75.5% of the outstanding common shares) in favor of proposal two. See "Security Ownership of Certain Beneficial Owners and Management."

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TWO.

                            PROPOSALS BY SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at our annual meeting to be held in 2000 and received at the trust's principal executive office no later than July 7, 2000, will be included in the proxy statement and proxy related to the annual meeting to be held in 2000.

                                  OTHER MATTERS

     The trust managers are aware of no other matter that will be presented for action at the annual meeting. IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING A VOTE OF THE SHAREHOLDERS PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

--------------------------------------------------------------------------------
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                         ANNUAL MEETING OF SHAREHOLDERS


The shareholder of American Industrial Properties REIT whose name and signature appear on the reverse side of this card, having received the notice of annual meeting of shareholders and the related proxy statement/prospectus for the trust's annual meeting of shareholders to be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 on December 8, 1999 at 9:00 a.m., hereby appoints Charles W. Wolcott and Marc A. Simpson or each of them, the proxies of the shareholder, each with full power of substitution, to vote at such annual meeting, and at any adjournments of such meeting, all common shares of beneficial interest that the shareholder is entitled to vote, in the manner shown on the reverse side of this card.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUST MANAGERS AND THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
1. Election of Trust Managers (Albert T. Adams, William H. Bricker, T. Patrick Duncan, Robert H. Gidel, Robert E. Giles, Edward B. Kelly, Stanley J. Krasta, Jr., J. Timothy Morris, James A. Schoff, Charles W. Wolcott, Scott
     A. Wolstein)

        [ ]  FOR all nominees listed above         [ ]  WITHHOLD AUTHORITY
             (except as marked to the contrary)         to vote for all nominees
                                                        listed above

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

               [ ]  FOR            [ ]  AGAINST        [ ]  ABSTAIN

3. I authorize the aforementioned proxies to vote in their discretion on any other matters that may properly come before the annual meeting or any adjournments thereof.

The undersigned hereby revokes any proxy heretofore given to vote with respect to the common shares of beneficial interest of the trust and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Date


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Date

                                        Note: Please sign exactly as name(s)
                                        appear(s) on this card. When shares are
                                        held jointly, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. When
                                        executed by a corporation or
                                        partnership, please sign in full
                                        corporate or partnership name by a duly
                                        authorized officer or partner, giving
                                        title. Please sign, date and mail this
                                        proxy promptly whether or not you expect
                                        to attend the meeting. You may
                                        nevertheless vote in person if you do
                                        attend.
--------------------------------------------------------------------------------